                                                   This filing is made pursuant
                                                   to
                                                   Rule 424(b)(3) under the
                                                   Securities Act of 1933 in
                                                   connection with Registration
                                                   No. 333-36215

Prospectus Supplement No. 1
Dated January 12, 1998
(to Prospectus dated November 25, 1997)

                                  SHOPPING.COM
                        1,300,000 SHARES OF COMMON STOCK

     This Prospectus Supplement supplements information contained in that certain Prospectus dated November 25, 1997, relating to the offer and sale of 1,300,000 shares of Shopping.com, Inc., a California corporation (the "Company") common stock, no par value.

     The following information supplements the Prospectus set forth under the heading "Recent Developments."

     On January 12, 1998, the Company announced an 18-month agreement with AT Home Corporation, a high speed interactive services provider via its @Home Network. The agreement consists of a broadband strategic promotion of Shopping.com across @HomeGuide pages, Home page and other areas on the @Home Network (www.home.net) increasing the company's Internet presence, offering over one million brand name products on the @Home service.